Exhibit 10.1

2000 DUN & BRADSTREET CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN
STOCK OPTION AWARD
[<award_date>]
This STOCK OPTION AWARD (this “Award”) is being granted to <first_name> <last_name> (the “Participant”) as of <award_date> (the “Grant Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to the 2000 DUN & BRADSTREET CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN as amended (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.
1.Grant of Stock Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (an “Option”) to purchase, subject to the terms of this Award and the Plan and subject to the vesting provisions of Section 3, all or any part of the aggregate of <shares_awarded> shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price per Share of $<award_price> (the “Option Price”). This Option is a non-qualified stock option and, accordingly, does not qualify as an incentive stock option under Section 422 of the Code.
2.Term of Option. This Option shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Award.
3.Vesting. Except as otherwise provided herein, this Option shall vest and become exercisable on the first anniversary of the Grant Date. Except as provided in Section 4(c), this Option shall cease to vest upon the Participant’s termination of service, and may be exercised after the Participant’s date of termination only as set forth below.
4.Termination of Service.
(a)Exercisability Upon Termination of Service by Death. If the Participant’s service with the Company terminates by reason of death on or after the first anniversary of the Grant Date, the unexercised portion of such Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of death.
(b)Exercisability Upon Termination of Service by Disability or Retirement. If the Participant’s service with the Company terminates by reason of Disability or Retirement on or after the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of such termination of service, provided, however, that if the Participant dies within a period of five years after such termination of service, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of service or (B) one year after the date of death.
(c)Vesting and Exercisability Upon Termination of Service by Death, Disability or Retirement During First Year of Grant. If the Participant’s service with the Company terminates by reason of death, Disability or Retirement prior to the first anniversary of the Grant Date, then a pro rata portion of such Option shall immediately vest in full and may be exercised thereafter during the shorter of (A) the remaining term of such Option or (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole Share) equal to (x) the number of Shares subject to such Option multiplied by (y) a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the Grant Date and the denominator of which is 365.
(d)Effect of Other Termination of Service. If a Participant’s service with the Company terminates for any reason other than death, Disability or Retirement, the unexercised vested portion of such Option shall terminate thirty days following such termination of service.

5.Manner of Exercise.
(a)Option Exercise and Issuance of Shares. Until the Company determines otherwise, Option exercises and delivery of Shares will be administered by an independent third-party broker selected from time to time by the Company.
(b)Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company, with all applicable laws concerning the issuance of Shares including, without limitation, the Company’s insider trading policy.
(c)Tax Withholding.
(i)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the settlement and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(ii)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy Tax-Related Items. In this regard, the Participant authorizes the Company, or its agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from a payment of cash or check from the Participant, (2) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; or (3) withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).
(iii)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates.
(iv)Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
6.Transferability of Option. This Option may be irrevocably transferred for no consideration to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons, pursuant to the Plan. An Option exercisable after the death of the Participant (or, to the extent the Option has been transferred to an Eligible Transferee) may be executed by the legatees, personal representatives or distributees of the Participant (or, to the extent the Option has been transferred to an Eligible Transferee, the legatees, personal representatives or distributees of the Eligible Transferee).

7.Change in Control. The unvested portion of this Option shall vest in full upon the occurrence of a Change in Control.
8.Adjustments Upon Capitalization Events. The terms of this Option, including the number of Shares subject to this Option and the exercise price, shall be adjusted in accordance with Section 8(a) of the Plan as the Board determines is equitably required in the event the Company effects one more share dividends, share splits, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any other distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing.
9.Privileges of Stock Ownership. The Participant shall not have any of the rights of a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which the Participant or Eligible Transferee shall become the holder of record thereof.
10.Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Office of the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Board arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.
11.Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including, without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.
13.No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.
14.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.
15.Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Option shall not operate or be construed as a waiver of any other provision of the Option, or of any subsequent breach by the Participant or any other Participant.
17.Governing Law.
(a)The laws of the State of New Jersey, U.S.A., including tort claims, (without giving effect to its conflicts of law principles) govern exclusively all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.
(b)Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award shall bring the legal action or proceeding in the United States District Court for the District of New Jersey and any of the courts of the State of New Jersey, U.S.A.
(c)Each of the Company and the Participant waives, to the fullest extent permitted by law, (i) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New Jersey, U.S.A., or the United States District Court for the District of New Jersey, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
(d)Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (i) the United States District Court for the District of New Jersey and its appellate courts, and (ii) any court of the State of New Jersey, U.S.A., and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.
18.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant is advised to speak to his or her personal advisor on this matter.

19.Appendix. Notwithstanding any provisions in this Award, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Award for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option.
IN WITNESS WHEREOF, this Stock Option Award has been duly executed as of the date first written above.

THE DUN & BRADSTREET CORPORATION
By: ___________________________________
Kristin R. Kaldor
Assistant General Counsel and
Corporate Secretary

APPENDIX
2000 DUN & BRADSTREET CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN
STOCK OPTION AWARD

(a)This Appendix includes additional terms and conditions that govern the Options granted to the Participant if the Participant resides in one of the countries listed herein. This Appendix forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award or the Plan.
(b)This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant exercises the Option and purchases Shares, or when the Participant subsequently sells the Shares purchased under the Plan.
(c)In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.
(d)Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

GERMANY

Notifications
Exchange Control Information. If the Participant remits proceeds in excess of €12,500 into or out of Germany, such amount must be reported monthly to the German Federal Bank (Bundesbank). In the case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of any cash dividends), the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant should consult his or her personal legal advisor regarding this requirement.

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